Exhibit 99.1

Contact

Nabi Investor Relations

301-770-3099

www.nabi.com

Nabi Biopharmaceuticals Effects Reverse Stock Split and
Announces the Completion of and Final Exchange Ratio for
the Business Combination Transaction With Biota Holdings Limited

Rockville, MD, November 9, 2012 — Nabi Biopharmaceuticals (Nadsaq:NABI) announced today the effectiveness of its six-to-one reverse stock split (the “Reverse Stock Split”) of Nabi common stock, which became effective as of 4:59 p.m., Eastern Standard Time, on November 8, 2012 (the “Effective Time”). Nabi also announced today the closing of the business combination transaction (the “Transaction”) between Nabi and Biota Holdings Limited (ASX:BTA.AX) (which occurred after the Effective Time) and a final, split adjusted, exchange ratio of 0.1249539870 of a share of Nabi common stock for each Biota ordinary share. In addition, Nabi’s corporate name was changed to Biota Pharmaceuticals, Inc. in connection with the closing of the Transaction. Shares of common stock of the combined company, Biota Pharmaceuticals, Inc., will begin trading on the NASDAQ Global Select Market on a reverse split adjusted basis at the opening of trading on November 9, 2012 under a new CUSIP number under the new symbol “BOTA”.

Upon the effectiveness of the Reverse Stock Split, every six shares of issued and outstanding Nabi common stock were automatically combined into one issued and outstanding share of Nabi common stock without any change in the par value per share, rights and preferences of, or total number of authorized shares of Nabi common stock. This reduced the number of issued and outstanding shares of Nabi common stock from approximately 28.3 million to approximately 4.7 million. Upon the closing of the Transaction, each Biota ordinary share was transferred to Nabi in exchange for 0.1249539870 of a share of Nabi common stock. Nabi issued an aggregate of approximately 23.4 million shares of Nabi common stock to Biota stockholders in exchange for Biota ordinary shares. Immediately after the closing of the Transaction, Biota Pharmaceuticals, Inc. had approximately 28.1 million shares of common stock outstanding.

In connection with the Reverse Stock Split, no fractional shares were issued. Instead, each stockholder of record holding a fractional share as a result of the Reverse Stock Split will receive a cash payment (without interest) in lieu of the issuance of any such fractional share equal to (i) such fractional share interest to which the stockholder would otherwise be entitled, after taking into account all shares of Nabi common stock then held by the stockholder immediately prior to the Effective Time, multiplied by (ii) the average closing sale price of Nabi common stock for the 10 trading days immediately prior to the Effective Time as officially reported by the NASDAQ Global Select Market.

Based upon the Reverse Stock Split ratio of six-to-one, proportionate adjustments were made to the per share exercise price and the number of shares issuable upon the exercise of all outstanding stock options for Nabi common stock. This resulted in approximately the same aggregate price being required to be paid under such options upon exercise, and approximately the same value of shares of Nabi common stock being delivered upon such exercise, immediately following the Reverse Stock Split as was the case immediately preceding the Reverse Stock Split. The number of shares deliverable upon settlement or vesting of restricted stock awards were similarly adjusted. The number of shares reserved for issuance pursuant to these securities was reduced proportionately based upon the Reverse Stock Split ratio.

Nabi has retained its transfer agent, American Stock Transfer & Trust Company, LLC (“AST”), to act as its exchange agent for the Reverse Stock Split. AST will provide a letter of transmittal providing instructions for the exchange of stock certificates to shareholders of record as of immediately prior to the Effective Time. Stockholders owning shares via a broker or other nominee will have their positions automatically adjusted to reflect the Reverse Stock Split, subject to brokers’ particular processes, and will not be required to take any action in connection with the Reverse Stock Split.

Additional information regarding the Transaction and the effects of the Reverse Stock Split may be found in Nabi’s definitive proxy statement filed with the Securities and Exchange Commission (the “SEC”) on August 7, 2012, as supplemented by the supplement dated September 25, 2012.

About Nabi Biopharmaceuticals

Nabi Biopharmaceuticals, headquartered in Rockville, Maryland, is a biopharmaceutical company that has focused on the development of vaccines addressing unmet medical needs, including nicotine addiction. Its sole product currently in development is NicVAX® (Nicotine Conjugate Vaccine), an innovative and proprietary investigational vaccine for the treatment of nicotine addiction and prevention of smoking relapse based on patented technology. For additional information about Nabi Biopharmaceuticals, please visit www.nabi.com.

Forward-Looking Statements

Statements set forth above that are not strictly historical are forward-looking statements. You can identify these forward-looking statements because they involve our expectations, intentions, beliefs, plans, projections, anticipations, or other characterizations of future events or circumstances. These forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties that may cause actual results to differ materially from those in the forward-looking statements as a result of any number of factors. These factors include, but are not limited to, risks that are more fully discussed in Nabi’s Annual Report on Form 10-K, as amended, for fiscal year ended December 31, 2011, Quarterly Reports on Form 10-Q for the quarters ended March 31 and June 30, 2012 and definitive proxy statement for Nabi stockholders special meeting filed with the SEC on August 7, 2012, as supplemented by the supplement dated September 25, 2012, under the captions “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements” and elsewhere in such documents. We do not undertake to update any of these forward-looking statements or to announce the results of any revisions to these forward-looking statements except as required by law.